Light & Wonder, Inc.
Reports First Quarter 2025 Results
16th Consecutive Quarter of Year-Over-Year Consolidated Revenue Growth with Expanded Margins Driving Strong Cash Flow Generation
Added 2,900+ North American Gaming Operations Units Year-Over-Year and ~500 Units Sequentially
Returned $166 million of Capital to Shareholders through Share Repurchases during the Quarter
Strategic Acquisition of Grover Gaming’s Charitable Gaming Business on Schedule
LAS VEGAS — May 7, 2025 — Light & Wonder, Inc. (NASDAQ and ASX: LNW) (“Light & Wonder,” “L&W,” “we” or the “Company”) today reported results for the first quarter ended March 31, 2025.
We delivered another solid quarter, achieving a 16th consecutive quarter of year-over-year consolidated revenue growth, expanding margins across all three of our businesses and generating strong cash flow, while continuing to execute on our robust content roadmap and cross-platform strategy, and remain committed to $1.4 billion 2025 Consolidated AEBITDA target(1) (pre-Grover transaction). We also repurchased approximately 1.9 million shares of common stock at an aggregate cost of $166 million during the three months ended March 31, 2025.
•Gaming revenue increased to $495 million, up 4% compared to the prior year period, primarily driven by growth across all lines of business, including 9% growth in Table products and 5% growth in both Gaming systems and Gaming operations. The growth was fueled by the success of our diversified portfolio of game franchises and gaming solutions, resulting in Gaming Operations North American premium installed base growing for 19 consecutive quarters, 30% growth year-over-year in North American unit shipments, and maintaining #1 ship share in Australia(2). AEBITDA increased by 9% on revenue growth and margin expansion of 200 basis points.
•SciPlay revenue was $202 million, a decrease of 2% compared to the prior year period, but continued to outpace the social casino market with strong payer metrics. AEBITDA increased 3%, while margin expanded 200 basis points, driven by our growing direct-to-consumer platform, while we continued to invest in high return marketing initiatives to fuel future growth. Our social casino business continued to deliver consistently high player engagement and monetization, with ARPDAU(3) increasing by 5% to $1.06.
•iGaming revenue increased 4% to $77 million, and AEBITDA increased 8% with margin expanding by 100 basis points, primarily reflecting continued momentum in the U.S. and expansion of our partner network.
Matt Wilson, President and Chief Executive Officer of Light & Wonder, said, “Our R&D investment, vast array of product offerings and comprehensive content strategy continue to deliver success in game deployment and franchise expansions. We continue to see our omni-channel strategy prosper with enhanced game development and performance fueling our existing businesses, and further opportunity to extend this strategy with the pending Grover Charitable Gaming Acquisition. We remain confident in the various avenues of growth that we see for 2025 with continued execution on our robust product roadmap driving performance across the business. We are committed to executing off the strong foundation of world class talent and game portfolio that we have built for long-term success.”
Oliver Chow, Chief Financial Officer of Light & Wonder, added, “This quarter is a further testament to our commitment to value creation as we generated strong cash flow coupled with another meaningful quarter of share buyback. Our solid performance continues to be underpinned by a focus on streamlining and optimizing our business to enhance margins as reflected in the quarter across the three business units and corporate functions. The initiatives and processes that we have in place enable us to remain nimble and adaptable to a dynamic environment and positions us well to be a sustainable compounder of growth well into the future.”

(1) Consolidated AEBITDA target range is a forward-looking non-GAAP financial measure presented on a supplemental basis and does not reflect Company guidance. Additional information on non-GAAP financial measure presented herein is available at the end of this release.
(2) MaxGaming (April 2025)
(3) Average Revenue Per Daily Active User

LEVERAGE, CAPITAL ALLOCATION AND BUSINESS UPDATE
•Principal face value of debt outstanding(1) was $3.9 billion, translating to a net debt leverage ratio(2) of 3.0x as of March 31, 2025, remaining within our targeted net debt leverage ratio(2) range of 2.5x to 3.5x, while we accelerated the pace of our share repurchases capitalizing on the market dislocation and consistent with our capital allocation strategy.
•Returned $166 million of capital to shareholders through the repurchase of approximately 1.9 million shares of L&W common stock during the quarter.
•Pending strategic acquisition of Grover Gaming’s charitable gaming business — on February 18, 2025, we announced the pending acquisition for an upfront consideration of $850 million, subject to customary purchase price adjustments. Grover Gaming is a leading provider of electronic pull-tabs distributed over five fast-growing U.S. states: North Dakota, Ohio, Virginia, Kentucky and New Hampshire. The transaction is expected to close during the second quarter of 2025, subject to required regulatory and other approvals and customary closing conditions. Our lead arranger has obtained commitments, subject to customary closing conditions, for a new three-year $800 million Term Loan A credit facility at leverage-based pricing expected to be in line with our current revolving credit facility, the proceeds of which will be used for the financing of this pending acquisition.
•Impact of recent trade tariffs — in April of 2025, the U.S. government and many foreign countries imposed a series of new trade tariffs. These tariffs place additional duties on imports, and we currently source a portion of the raw materials and components for our Gaming Business from China and across Asia. We have evaluated various mitigation strategies, including but not limited to, supplier diversification, adjusting supply chain operations, supplier pricing negotiations and cost control initiatives, among other measures. Over the past several quarters, through margin enhancement initiatives, we have successfully executed meaningful operational efficiencies. While we expect recent tariffs and trade policies to create incremental cost pressures in the near term, our realized and ongoing operational efficiency initiatives coupled with other measures are expected to mitigate these effects. We remain on track to deliver our 2025 Consolidated AEBITDA target(3) of $1.4 billion (pre-Grover transaction) and associated Adjusted NPATA targeted range(3).
•Dragon Train litigation update — Our external experts have now completed a review of all hold and spin games released from 2015 to the present to determine whether any of these games present issues with respect to Aristocrat math values similar to those identified with Dragon Train and Jewel of the Dragon, both of which were hold and spin games. Our experts found no evidence that Aristocrat math values were used in any of these games.
•Hosting an investor day on May 20th in New York City, to provide an update on our strategy and progress on key initiatives.

(1) Principal face value of debt outstanding represents outstanding principal value of debt balances that conform to the presentation found in Note 10 to the Condensed Consolidated Financial Statements in our March 31, 2025 Form 10-Q.

(2) Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.
(3) Consolidated AEBITDA target and Adjusted NPATA targeted range are forward-looking non-GAAP financial measures presented on a supplemental basis and do not reflect Company guidance. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

SUMMARY RESULTS

	Three Months Ended March 31,
($ in millions except per share amounts)	2025	2024
Revenue	$774	$756
Net income	82	82
Net income per share – Diluted	0.94	0.88
Net cash provided by operating activities	185	171
Capital expenditures	61	66

Non-GAAP Financial Measures(1)
Consolidated AEBITDA	$311	$281
Adjusted NPATA	117	105
Adjusted NPATA per share – Diluted	1.35	1.12
Free cash flow	111	93

	As of
Balance Sheet Measures	March 31, 2025	December 31, 2024
Cash and cash equivalents	$134	$196
Total debt	3,907	3,870
Available liquidity(2)	1,084	936

(1) Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.
(2) Available liquidity is calculated as cash and cash equivalents plus remaining revolver capacity.

First Quarter 2025 Financial Highlights
•First quarter consolidated revenue was $774 million compared to $756 million, a 2% increase compared to the prior year period, and our 16th consecutive quarter of year-over-year growth. Gaming revenue increased 4% with contributions from all lines of business. iGaming revenue increased by 4%, while SciPlay decreased by 2%, but continued to outpace the market.
•Net income remained at $82 million, as higher revenue and strong margins were offset by higher restructuring and other costs and income tax expense. Net income per share(1) increased by 7% to $0.94 compared to $0.88 in the prior year period.
•Consolidated AEBITDA(2) was $311 million, compared to $281 million in the prior year period, an 11% increase driven by revenue growth from Gaming and iGaming and margin expansion across all businesses.
•Adjusted NPATA(2) increased 11% to $117 million, as compared to $105 million in the prior year period, primarily due to revenue growth and expanded margins, partially offset by higher income tax expense. Adjusted NPATA per share(1)(2) increased 21% to $1.35, compared to $1.12 in the prior year period.
•Net cash provided by operating activities was $185 million, compared to $171 million in the prior year period, with the current year period primarily benefiting from earnings growth, which was partially offset by unfavorable changes in working capital inclusive of higher income tax payments.
•Free cash flow(2) was $111 million, compared to $93 million in the prior year period. The increase was reflective of strong earnings and lower capital expenditures, partially offset by unfavorable changes in working capital.

BUSINESS SEGMENT HIGHLIGHTS
FOR THE THREE MONTHS ENDED MARCH 31, 2025

($ in millions)	Revenue				AEBITDA				AEBITDA Margin(3)(4)
	2025	2024	$	%	2025	2024	$	%	2025	2024	PP Change(4)
Gaming	$495	$476	$19	4%	$254	$232	$22	9%	51%	49%	2
SciPlay	202	206	(4)	(2)%	64	62	2	3%	32%	30%	2
iGaming	77	74	3	4%	27	25	2	8%	35%	34%	1
Corporate and other(5)	—	—	—	—%	(34)	(38)	4	11%	n/a	n/a	n/a
Total	$774	$756	$18	2%	$311	$281	$30	11%	40%	37%	3

PP — percentage points.
n/a — not applicable.

(1) Per share amounts are calculated based on weighted average number of diluted shares.
(2) Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.
(3) Segment AEBITDA Margin is calculated as segment AEBITDA as a percentage of segment revenue.
(4) As calculations are made using whole dollar numbers, actual results may vary compared to calculations presented in this table.
(5) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

First Quarter 2025 Business Segments Key Highlights
•    Gaming revenue increased to $495 million, up 4% compared to the prior year period, primarily driven by Table products growth of 9%, Gaming systems growth of 5% and Gaming operations growth of 5%. Gaming operations benefited from 9% year-over-year growth in our North American installed base to 34,501 units, an increase of 497 units as compared to the prior sequential quarter. Our North American premium installed base grew for the 19th consecutive quarter, representing 51% of our total North American installed base mix. Gaming systems growth was driven by increased global hardware sales. Our diversified portfolio of successful game franchises and the continued proliferation of our COSMIC®, COSMIC UPRIGHT and HORIZON® cabinets continue to drive growth and strong performance in our Gaming business. Our North America unit shipments increased 30% year-over-year while we maintained #1 ship share in Australia. Gaming AEBITDA was $254 million, up 9% compared to the prior year period, primarily driven by revenue growth in the period, as well as margin expansion of 200 basis points.
•    SciPlay revenue was $202 million, a 2% decrease when compared to the prior year period due to a decline in average monthly payers primarily attributable to JACKPOT PARTY® Casino, which was partially offset by an increase in average monthly revenue per paying user, while AEBITDA increased 3% to $64 million, reflecting margin expansion. The social casino business continued to deliver consistently high player engagement and monetization, leveraging game content, dynamic Live Ops through the SciPlay Engine and effective marketing strategies. Our growing direct-to-consumer platform, which generated $27 million, or 13% of the total SciPlay revenue for the quarter, was a key driver of AEBITDA growth and margin expansion year-over-year. SciPlay maintained its overall number of payers at 0.6 million and elevated AMRPPU(1) to $116.96, enabling SciPlay to grow ARPDAU(2) by 5% year-over-year to $1.06 and payer conversion to 10.4%.
•    iGaming revenue increased 4% to $77 million, and AEBITDA increased 8% to $27 million for the current year period. Revenue growth for the period reflected continued momentum in North America and the expansion of our partner network. Wagers processed through our iGaming platform reached a quarterly record of $25.2 billion.
•    Capital expenditures were $61 million in the first quarter of 2025 as compared to $66 million in the prior year period.

(1) Average Monthly Revenue Per Paying User.
(2) Average Revenue Per Daily Active User.

Earnings Conference Call
As previously announced, Light & Wonder executive leadership will host a conference call on Wednesday, May 7, 2025 at 4:30 p.m. EST to review the Company’s first quarter results. To access the call, live via a listen-only webcast and presentation, please visit explore.investors.lnw.com and click on the webcast link under the Events and Presentations section. To access the call by telephone, please dial: +1 (833) 470-1428 for U.S., +61 2 7908-3093 for Australia or +1 (404) 975-4839 for International and ask to join the Light & Wonder call using conference ID: 402721. A replay of the webcast will be archived in the Investors section on www.lnw.com.

About Light & Wonder
Light & Wonder, Inc. is the leading cross-platform global games company. Through our three unique, yet highly complementary businesses, we deliver unforgettable experiences by combining the exceptional talents of our 6,500+ member team, with a deep understanding of our customers and players. We create immersive content that forges lasting connections with players, wherever they choose to engage. At Light & Wonder, it’s all about the games. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more visit www.lnw.com.
You can access our filings with the Securities Exchange Commission (“SEC”) through the SEC website at www.sec.gov, with the Australian Securities Exchange (“ASX”) through the ASX website at www.asx.com.au or through our website, and we strongly encourage you to do so. We routinely post information that may be important to investors on our website at explore.investors.lnw.com, and we use our website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure.
The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document, and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

COMPANY CONTACTS

Media Relations	Investor Relations
Andy Fouché +1 206-697-3678	Nick Zangari +1 702-301-4378
Vice President, Corporate Affairs and Communications media@lnw.com	Senior Vice President, Investor Relations and Treasury ir@lnw.com

All ® notices signify marks registered in the United States. © 2025 Light & Wonder, Inc. All Rights Reserved.

Forward-Looking Statements
In this press release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon current Company management (“Management”) expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:
•our inability to successfully execute our strategy;
•slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of gaming machines;
•risks relating to foreign operations, including anti-corruption laws, fluctuations in currency rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability;
•difficulty predicting what impact, new or increased tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business;
•U.S. and international economic and industry conditions, including changes in consumer sentiment and discretionary spending, increases in benchmark interest rates and the effects of inflation;
•public perception of our response to environmental, social and governance issues;
•the effects of health epidemics, contagious disease outbreaks and public perception thereof;
•changes in, or the elimination of, our share repurchase program;
•resulting pricing variations and other impacts of our common stock being listed to trade on more than one stock exchange;
•level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs;
•inability to further reduce or refinance our indebtedness;
•restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness;
•competition;
•inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts;
•risks and uncertainties of ongoing changes in U.K. gaming legislation, including any new or revised licensing and taxation regimes, responsible gambling requirements and/or sanctions on unlicensed providers;
•inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts;
•failure to retain key Management and employees;
•unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, armed conflicts or hostilities, the impact such events may have on our customers, suppliers, employees, consultants, business partners or operations, as well as Management’s response to any of the aforementioned factors;
•changes in demand for our products and services;
•dependence on suppliers and manufacturers;
•SciPlay’s dependence on certain key providers;
•ownership changes and consolidation in the gaming industry;
•fluctuations in our results due to seasonality and other factors;
•the risk that the conditions to the closing of the proposed Grover Gaming charitable business (“Grover Charitable Gaming”) acquisition, including the receipt of regulatory and gaming approvals, may not be satisfied;
•the risk that a material adverse change, event or occurrence may affect the Company and Grover Charitable Gaming prior to the closing of the proposed Grover Charitable Gaming acquisition and may delay the proposed transaction or cause the companies to abandon the proposed transaction;
•the risk that the proposed Grover Charitable Gaming acquisition may involve unexpected costs, liabilities or delays;
•the risk that the businesses of the Company and Grover Charitable Gaming may suffer as a result of uncertainty surrounding the proposed Grover Charitable Gaming acquisition;

•the risk that disruptions from the proposed Grover Charitable Gaming acquisition will harm relationships with customers, employees and suppliers;
•the possibility that the Company may be unable to achieve expected financial, operational and strategic benefits of the proposed Grover Charitable Gaming acquisition and may not be able to successfully integrate Grover Charitable Gaming into the Company’s operations;
•risks as a result of being publicly traded in the United States and Australia, including price variations and other impacts relating to the secondary listing of the Company’s common stock on the Australian Securities Exchange;
•risks relating to consideration of a dual primary listing on both the NASDAQ and the ASX or sole primary listing on the ASX, including delisting our securities from NASDAQ, which could negatively affect the liquidity and trading prices of our common stock and could result in less disclosure about the Company;
•the possibility that we may be unable to achieve expected operational, strategic and financial benefits of the SciPlay merger;
•security and integrity of our products and systems, including the impact of any security breaches or cyber-attacks;
•protection of our intellectual property, inability to license third-party intellectual property and the intellectual property rights of others;
•reliance on or failures in information technology and other systems;
•litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems (including further developments in the Dragon Train litigation described under “Aristocrat Matters” in Note 15 of our quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2025), our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships;
•reliance on technological blocking systems;
•challenges or disruptions relating to the completion of the domestic migration to our enterprise resource planning system;
•laws, government regulations and potential trade tariffs, both foreign and domestic, including those relating to gaming, data privacy and security, including with respect to the collection, storage, use, transmission and protection of personal information and other consumer data, and environmental laws, and those laws and regulations that affect companies conducting business on the Internet, including online gambling;
•legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming, including Internet wagering, social gaming and sweep-stakes;
•changes in tax laws or tax rulings, or the examination of our tax positions;
•opposition to legalized gaming or the expansion thereof and potential restrictions on Internet wagering;
•significant opposition in some jurisdictions to interactive social gaming, including social casino gaming and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casino gaming specifically, and how this could result in a prohibition on interactive social gaming or social casino gaming altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations;
•expectations of shift to regulated digital gaming;
•inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of Internet and other forms of digital gaming;
•the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions;
•incurrence of restructuring costs;
•goodwill impairment charges including changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets;
•stock price volatility;
•failure to maintain adequate internal control over financial reporting;
•dependence on key executives;
•natural events that disrupt our operations, or those of our customers, suppliers or regulators; and
•expectations of growth in total consumer spending on social casino gaming.
Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC for the year ended December 31, 2024 on February 25, 2025 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
You should also note that this press release may contain references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us and we do not make any representation as to the accuracy of that information. In general, we believe there is less publicly available information concerning the international gaming, charitable gaming, social and digital gaming industries than the same industries in the U.S.
Due to rounding, certain numbers presented herein may not precisely recalculate.

LIGHT & WONDER, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenue:
Services	$527	$517
Products	247	239
Total revenue	774	756
Operating expenses:
Cost of services(1)	111	112
Cost of products(1)	100	107
Selling, general and administrative	217	218
Research and development	65	62
Depreciation, amortization and impairments	91	86
Restructuring and other	20	6
Total operating expenses	604	591
Operating income	170	165
Other (expense) income:
Interest expense	(68)	(75)
Loss on debt financing transactions	(1)	—
Other income, net	4	10
Total other expense, net	(65)	(65)
Net income before income taxes	105	100
Income tax expense	(23)	(18)
Net income	$82	$82

Basic and diluted net income per share:
Basic	$0.97	$0.91
Diluted	$0.94	$0.88

Weighted average number of shares used in per share calculations:
Basic shares	85	90
Diluted shares	87	92

(1) Excludes depreciation, amortization and impairments.

LIGHT & WONDER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31,	December 31,
	2025	2024
Assets:
Cash and cash equivalents	$134	$196
Restricted cash	128	110
Receivables, net of allowance for credit losses of $34 and $35, respectively	629	585
Inventories	169	158
Prepaid expenses, deposits and other current assets	124	134
Total current assets	1,184	1,183

Restricted cash	5	6
Receivables, net of allowance for credit losses of $5	93	97
Property and equipment, net	291	286
Operating lease right-of-use assets	42	44
Goodwill	2,919	2,890
Intangible assets, net	429	454
Software, net	166	161
Deferred income taxes	256	229
Other assets	70	71
Total assets	$5,455	$5,421

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$23	$23
Accounts payable	244	216
Accrued liabilities	434	447
Income taxes payable	52	49
Total current liabilities	753	735

Deferred income taxes	12	12
Operating lease liabilities	29	31
Other long-term liabilities	157	160
Long-term debt, excluding current portion	3,884	3,847
Total stockholders’ equity	620	636
Total liabilities and stockholders’ equity	$5,455	$5,421

LIGHT & WONDER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net income	$82	$82
Adjustments to reconcile net income to net cash provided by operating activities	107	83
Changes in working capital accounts, excluding the effects of acquisitions	(4)	6
Net cash provided by operating activities	185	171
Cash flows from investing activities:
Capital expenditures	(61)	(66)
Other	(1)	(5)
Net cash used in investing activities	(62)	(71)
Cash flows from financing activities:
Proceeds of long-term debt, net	35	—
Payments of debt issuance and deferred financing costs	(3)	(2)
Payments on license obligations	(5)	(5)
Purchase of L&W common stock	(166)	(25)
Net redemptions of common stock under stock-based compensation plans and other	(32)	(33)
Net cash used in financing activities	(171)	(65)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	(3)
(Decrease) increase in cash, cash equivalents and restricted cash	(45)	32
Cash, cash equivalents and restricted cash, beginning of period	312	521
Cash, cash equivalents and restricted cash, end of period	$267	$553

Supplemental cash flow information:
Cash paid for interest	$54	$63
Income taxes paid	24	8
Supplemental non-cash transactions:
Non-cash interest expense	$2	$2

LIGHT & WONDER, INC. AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED AEBITDA, SUPPLEMENTAL BUSINESS SEGMENT DATA AND RECONCILIATION TO CONSOLIDATED AEBITDA MARGIN
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2025	2024
Reconciliation of Net Income to Consolidated AEBITDA
Net income	$82	$82
Restructuring and other(1)	20	6
Depreciation, amortization and impairments	91	86
Other income, net	(1)	(8)
Interest expense	68	75
Income tax expense	23	18
Stock-based compensation	27	22
Loss on debt financing transactions	1	—
Consolidated AEBITDA	$311	$281

Supplemental Business Segment Data
Business segments AEBITDA
Gaming	$254	$232
SciPlay	64	62
iGaming	27	25
Total business segments AEBITDA	345	319
Corporate and other(2)	(34)	(38)
Consolidated AEBITDA	$311	$281

Reconciliation to Consolidated AEBITDA Margin
Consolidated AEBITDA	$311	$281
Revenue	774	756
Net income margin	11%	11%
Consolidated AEBITDA margin (Consolidated AEBITDA/Revenue)	40%	37%

(1) Refer to the Consolidated AEBITDA definition below for a description of items included in restructuring and other.
(2) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

LIGHT & WONDER, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NPATA
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2025	2024
Reconciliation of Net Income to Adjusted NPATA
Net income	$82	$82
Amortization of acquired intangibles and impairments(1)	26	31
Restructuring and other(2)	20	6
Other income, net	(1)	(8)
Loss on debt financing transactions	1	—
Income tax impact on adjustments	(11)	(6)
Adjusted NPATA	$117	$105

(1) Includes $3 million in impairment charges for the three months ended March 31, 2025.
(2) Refer to the Adjusted NPATA definition below for a description of items included in restructuring and other.

RECONCILIATION OF NET INCOME PER SHARE TO ADJUSTED NPATA PER SHARE ON DILUTED BASIS
(Unaudited, in per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Reconciliation of Net Income Per Share to Adjusted NPATA Per Share
Net income per share – Diluted	$0.94	$0.88
Amortization of acquired intangibles and impairments	0.30	0.07
Restructuring and other	0.23	0.33
Other income, net	—	(0.09)
Loss on debt financing transactions	0.01	—
Income tax impact on adjustments	(0.13)	(0.07)
Adjusted NPATA per share – Diluted	$1.35	$1.12

LIGHT & WONDER, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions, except unit and per unit data or as otherwise noted)
	Three Months Ended
	March 31,	March 31,	December 31,
	2025	2024	2024
Gaming Business Segment Supplemental Financial Data:
Revenue by Line of Business:
Gaming operations	$173	$164	$175
Gaming machine sales	208	205	195
Gaming systems	63	60	88
Table products	51	47	57
Total revenue	$495	$476	$515
Gaming Operations:
U.S. and Canada:
Installed base at period end	34,501	31,534	34,004
Average daily revenue per unit	$48.25	$48.82	$47.25
International:(1)
Installed base at period end	19,896	22,163	20,165
Average daily revenue per unit	$15.07	$14.28	$17.06
Gaming Machine Sales:
U.S. and Canada new unit shipments	5,769	4,437	5,980
International new unit shipments	4,001	5,259	3,609
Total new unit shipments	9,770	9,696	9,589
Average sales price per new unit	$19,996	$19,897	$18,666
Gaming Machine Unit Sales Components:
U.S. and Canada unit shipments:
Replacement units	5,398	4,296	5,505
Casino opening and expansion units	371	141	475
Total unit shipments	5,769	4,437	5,980
International unit shipments:
Replacement units	2,998	3,711	3,418
Casino opening and expansion units	1,003	1,548	191
Total unit shipments	4,001	5,259	3,609
SciPlay Business Segment Supplemental Financial Data:
Revenue by Platform:
Third-party platforms and other(2)	$175	$194	$177
Direct-to-consumer platforms	27	12	27
Total revenue	$202	$206	$204
In-App Purchases:
Average MAU(3)	5.5	5.8	5.3
Average DAU(4)	2.1	2.2	2.1
ARPDAU(5)	$1.06	$1.01	$1.06
Average MPU(6) (in thousands)	572	594	576
AMRPPU(7)	$116.96	$113.93	$117.15
Payer Conversion Rate(8)	10.4%	10.2%	10.9%
iGaming Business Segment Supplemental Data:
Wagers processed through Open Gaming System (in billions)	$25.2	$22.4	$24.0
(1) Units exclude those related to game content licensing.
(2) Other primarily represents advertising revenue, which was not material for the periods presented.
(3) MAU = Monthly Active Users is a count of visitors to our sites during a month. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.
(4) DAU = Daily Active Users is a count of visitors to our sites during a day. An individual who plays multiple games or from multiple devices may, in certain circumstances, be counted more than once. However, we use third-party data to limit the occurrence of multiple counting.
(5) ARPDAU = Average Revenue Per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period.
(6) MPU = Monthly Paying Users is the number of individual users who made an in-game purchase during a particular month.
(7) AMRPPU = Average Monthly Revenue Per Paying User is calculated by dividing average monthly revenue by average MPUs for the applicable time period.
(8) Payer conversion rate is calculated by dividing average MPU for the period by the average MAU for the same period.

LIGHT & WONDER, INC. AND SUBSIDIARIES
RECONCILIATION OF PRINCIPAL FACE VALUE OF DEBT OUTSTANDING TO NET DEBT AND NET DEBT LEVERAGE RATIO
(Unaudited, in millions, except for ratios)

	Twelve Months Ended
	March 31, 2025	December 31, 2024
Net income	$336	$336
Restructuring and other	108	94
Depreciation, amortization and impairments	365	361
Other income, net	(27)	(37)
Interest expense	286	293
Income tax expense	89	85
Stock-based compensation	115	110
Loss on debt financing transactions	2	2
Consolidated AEBITDA	$1,274	$1,244

	As of
	March 31, 2025	December 31, 2024
Consolidated AEBITDA	$1,274	$1,244

Total debt	$3,907	$3,870
Add: Unamortized debt discount/premium and deferred financing costs, net	37	39
Principal face value of debt outstanding	3,944	3,909
Less: Cash and cash equivalents	134	196
Net debt	$3,810	$3,713

Net debt leverage ratio	3.0	3.0

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2025	2024
Net cash provided by operating activities	$185	$171
Less: Capital expenditures	(61)	(66)
Less: Payments on license obligations	(5)	(5)
Less: Change in restricted cash impacting working capital	(8)	(7)
Free cash flow(1)	$111	$93

(1) Includes $10 million collected for the three months ended March 31, 2025 related to Management designated restricted funds associated with certain Dragon Train game sales in which control of the units have transferred to the customer, but the title transfer was pending until the final payment.

Non-GAAP Financial Measures
Management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, Consolidated AEBITDA margin, Adjusted NPATA, Adjusted NPATA per share (on diluted basis), Free cash flow, Net debt and Net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.
Specifically, Management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the Company’s operations; (ii) facilitate Management’s internal and external comparisons of the Company’s consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets.
In addition, Management uses Consolidated AEBITDA and Consolidated AEBITDA margin to facilitate its external comparisons of the Company’s consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.
Following our ASX listing, Management introduced usage of Adjusted NPATA, a non-GAAP financial measure, which is widely used to measure the performance as well as a principal basis for valuation of gaming and other companies listed on the ASX, and which we present on a supplemental basis. The Adjusted NPATA performance measure was further supplemented with Adjusted NPATA per share (on diluted basis), which was added during the third quarter of 2024.
Management uses Net debt and Net debt leverage ratio in monitoring and evaluating the Company’s overall liquidity, financial flexibility and leverage.
Management believes that these non-GAAP financial measures are useful as they provide Management and investors with information regarding the Company’s financial condition and operating performance that is an integral part of Management’s reporting and planning processes. In particular, Management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that Management believes are less indicative of the ongoing underlying performance of the Company’s operations (as more fully described below) and are better evaluated separately. Management believes that Free cash flow provides useful information regarding the Company’s liquidity and its ability to service debt and fund investments.
Management believes Adjusted NPATA and Adjusted NPATA per share are useful for investors because they provide investors with additional perspective on performance, as the measures eliminate the effects of amortization of acquired intangible assets, restructuring, transaction, integration, certain other items, and the income tax impact on such adjustments, which Management believes are less indicative of the ongoing underlying performance of operations and are better evaluated separately. Adjusted NPATA is widely used to measure performance of gaming and other companies listed on the ASX.
Management also believes that Free cash flow is useful for investors because it provides investors with important perspectives on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment, necessary license payments to support the ongoing business operations and adjustments for changes in restricted cash impacting working capital.
Consolidated AEBITDA
Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s operations and is reconciled to net income as the most directly comparable GAAP measure, as set forth in the schedule titled “Reconciliation of Net Income to Consolidated AEBITDA.” Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.
Consolidated AEBITDA is reconciled to Net income and includes the following adjustments, as applicable: (1) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) Management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition- and disposition-related costs, strategic review and other unusual items; (2) Depreciation, amortization and impairment charges and Goodwill impairments; (3) Loss on debt financing transactions; (4) Change in fair value of investments and Gain on remeasurement of debt and other; (5) Interest expense; (6) Income tax expense; (7) Stock-based compensation; and (8) Other income, net, including foreign currency gains or losses and earnings from equity investments. AEBITDA is presented exclusively as our segment measure of profit or loss. Consolidated AEBITDA Target denotes a non-GAAP financial measure. We are not providing a forward-looking quantitative reconciliation of targeted Consolidated AEBITDA or Consolidated AEBITDA growth to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

Consolidated AEBITDA Margin
Consolidated AEBITDA margin, as used herein, represents our Consolidated AEBITDA (as defined above) calculated as a percentage of consolidated revenue. Consolidated AEBITDA margin is a non-GAAP financial measure that is presented as a supplemental disclosure for illustrative purposes only and is reconciled to net income, the most directly comparable GAAP measure, in a schedule above.
Adjusted NPATA
Adjusted NPATA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s operations and is reconciled to net income as the most directly comparable GAAP measure, as set forth in the schedule titled “Reconciliation of Net Income to Adjusted NPATA.” Adjusted NPATA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Adjusted NPATA may differ from similarly titled measures presented by other companies.
Adjusted NPATA is reconciled to Net income and includes the following adjustments, as applicable: (1) Amortization of acquired intangible assets; (2) Non-cash asset and goodwill impairments; (3) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) Management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition- and disposition-related costs, strategic review and other unusual items; (4) Loss on debt financing transactions; (5) Change in fair value of investments and Gain on remeasurement of debt and other; (6) Income tax impact on adjustments; and (7) Other income, net, including foreign currency gains or losses and earnings from equity investments. Adjusted NPATA targeted range for fiscal year 2025 denotes a non-GAAP financial measure. We are not providing a forward-looking quantitative reconciliation of Adjusted NPATA targeted range to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.
Adjusted NPATA Per Share – Diluted
Adjusted NPATA per share, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s operations on diluted basis and is reconciled to diluted net income per share as the most directly comparable GAAP measure, as set forth in the schedule titled “Reconciliation of Net Income Per Share to Adjusted NPATA Per Share on Diluted Basis.” Adjusted NPATA per share should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Adjusted NPATA per share may differ from similarly titled measures presented by other companies. Adjusted NPATA per share is reconciled to diluted net income per share and includes the same adjustments as the schedule titled “Reconciliation of Net Income to Adjusted NPATA” in per share amounts.
Free Cash Flow
Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures, less payments on license obligations, plus payments on contingent acquisition considerations and adjusted for changes in restricted cash impacting working capital. Free cash flow is a non-GAAP financial measure that is presented as a supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities, the most directly comparable GAAP measure, in the schedule above.
Net Debt and Net Debt Leverage Ratio
Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities and Senior Notes, which are described in Note 14 of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and in Note 10 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Net debt leverage ratio, as used herein, represents Net debt divided by Consolidated AEBITDA. The forward-looking non-GAAP financial measure targeted net debt leverage ratio is presented on a supplemental basis and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

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